CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of Fidelity Advisor Series VII, on behalf of Fidelity Advisor Consumer Industries Fund, Fidelity Advisor Cyclical Industries Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Technology Fund, Fidelity Advisor Utilities Growth Fund.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
March 20, 1997